DEMAND/REVOLVING LINE OF CREDIT/PROMIOSSORY NOTE

ADDENDUM # 1

Date: July 1, 2014

All other terms and conditions will remain the same as the original agreement dated January 1, 2012 except the following:

The revolving line of credit shall be $1,400,000 ("Credit Limit").

[signature] EVP

Borrower's Signature – INT

Rose Estate Fund LLC

by [signature]

Lender's Signature – REF

July 1, 2014.

DEMAND/REVOLING LINE OF CREDIT/PROMISSORY NOTE

Line of Credit Maximum Amount: $1,000,000
Date: January 1, 2012

Rare Earth Financial, LLC ("Lender") hereby establishes for a period extending to January 31, 2015, (the "MATURITY DATE") a revolving line of credit (the "CREDIT LINE") for Tucson Hospitality Limited Partnership ("Borrower") in the principal amount of One Million Dollars ($1,000,000.00) (the "CREDIT LIMIT"). All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an"ADVANCE") shall become part of the principal of said Promissory Note.

Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Borrower authorized by it to request such Advances.

The funds from the Advances will be used by the Borrower for operating expenses in connection with the operations of the Borrower.

Interest will be accrued at the yearly fixed rate of 7% on the unpaid balance. The loan amount may vary based on hotel cash needs. There is no prepayment penalty. Interest will be accrued quarterly.

No monthly installment payments are required. If the Borrower fails to pay off the loan when due or fails to comply with any other terms of this promissory note, the loan upon written notice may be considered in default. A late penalty charge of $20.00 per day will be assessed until the account is brought current inclusive of the late charges, interest and applicable fees.

Borrower agrees that until the principal and interest owed under this promissory note are paid in full, this note will be secured by the hotel receivables.

EVP

Borrower's Signature

Lender's Signature